Exhibit 99.3
SUMMARY UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
     The following summary unaudited pro forma condensed combined financial information is based upon the audited and unaudited financial statements of Deerfield Capital Corp. (“DFR”) and Deerfield & Company LLC (“Deerfield”) and the related notes thereto, appearing elsewhere or incorporated by reference in this Form 8-K/A, combined and adjusted to give effect to the acquisition of Deerfield by DFR.
     The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007, and for the year ended December 31, 2006, give effect to the transaction if it had occurred on January 1, 2006. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007, was prepared based upon the unaudited statements of operations of DFR and Deerfield for the nine months ended September 30, 2007. The unaudited pro forma condensed combined statement of operations for the full year ended December 31, 2006, was prepared based on the audited statement of operations of DFR and Deerfield for the full year ended December 31, 2006.
     The unaudited pro forma condensed combined balance sheet at September 30, 2007, gives effect to the transaction if it had occurred on such date, and were prepared based upon the unaudited condensed balance sheets of DFR and Deerfield as of September 30, 2007.
     The unaudited pro forma condensed combined financial statements should be read in conjunction with each of the DFR’s and Deerfield’s audited financial statements and unaudited interim financial statements, including any notes thereto, and DFR’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in DFR’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and incorporated by reference herein, and Deerfield’s Analysis of its Business and Operations included elsewhere in this Form 8-K/A.
     The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations or financial position of DFR that would have occurred had the merger transaction and the financing transaction occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon information set forth in this proxy statement, and certain assumptions included in the notes to the unaudited pro forma condensed combined financial statements.

DEERFIELD CAPITAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2007
(DOLLARS IN THOUSANDS)

	Historical		Pro Forma
					DFR
	DFR	Deerfield	Adjustments	Note	Combined
ASSETS
Cash and cash equivalents	$125,850	$14,139	$(1,234)	3.1	$137,697
			(808)	3.2
			(250)	3.2
Due from broker	102,112	—	—		102,112
Restricted cash and cash equivalents	45,045	—	—		45,045
Available-for-sale securities	6,813,374	12,204	(2,983)	3.1	6,820,509
			(1,182)	3.6
			(904)	3.20
Trading securities	816,278	—	—		816,278
Other investments	6,483	—	—		6,483
Derivative assets	16,689	—	—		16,689
Loans held for sale	271,248	—	—		271,248
Loans	475,311	—	—		475,311
Allowance for loan losses	(8,933)	—	—		(8,933)

Loans, net of Allowance for loan losses	466,378	—	—		466,378
Interest receivable	46,304	—	—		46,304
Investment advisory receivable	—	8,661	(1,048)	3.3	7,613
Other receivable	17,772	2,829	—		20,601
Prepaid and other assets	17,897	2,319	(320)	3.4	15,735
			(118)	3.5
			(1,113)	3.6
			(2,930)	3.5
Fixed assets	—	10,716	—		10,716
Intangible assets	—	62	84,527	3.8	84,589
Contingent income receivable			2,950	3.9	2,950
Goodwill	—	—	98,426	3.10	98,426

TOTAL ASSETS	$8,745,430	$50,930	$173,013		$8,969,373

LIABILITIES
Repurchase agreements	$6,811,182	$—	$—		$6,811,182
Due to broker	275,074	—	—		275,074
Derivative liabilities	74,333	—	—		74,333
Interest payable	35,733	—	—		35,733
Long term debt	995,118	—	70,984	3.7	1,065,834
			(268)	3.7
Notes payable	—	4,400	—		4,400
Management and incentive fee payable to related party	1,048	—	(1,048)	3.3	—
Other payables	2,252	22,978	(114)	3.12	37,142
			2,595	3.11
			10,933	3.14
			(320)	3.4
			(1,182)	3.6
Contingent bonus accrual			254	3.9	254

TOTAL LIABILITIES	8,194,740	27,378	81,834		8,303,952

	Historical		Pro Forma
					DFR
	DFR	Deerfield	Adjustments	Note	Combined
Series A Cumulative Convertible Preferred stock, 15 million shares, par value $.001 per share	—	—	116,250	3.13	115,913
			(337)	3.13

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—		—
Common stock	51	—	—		51
Additional paid-in capital	749,020	—	114	3.12	749,134
Accumulated other comprehensive loss	(155,966)	(3,472)	3,472	3.15	(155,966)
Accumulated deficit	(42,415)	—	(114)	3.12	(42,529)
Members’ equity, net of accumulated other comprehensive income	—	27,024	(2,983)	3.1	—
			(2,595)	3.11
			(21,446)	3.15
Treasury stock	—	—	(1,182)	3.6	(1,182)

TOTAL STOCKHOLDERS’ EQUITY	550,690	23,552	(24,734)		549,508

TOTAL LIABILITIES, CUMULATIVE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$8,745,430	$50,930	$173,013		$8,969,373

See notes to the unaudited pro forma condensed combined financial statements.

DEERFIELD CAPITAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Historical		Pro Forma
	DFR	Deerfield	Adjustments	Note	DFR Combined
REVENUES
Net interest income:
Interest income	$378,176	$1,617	$—		$379,793
Interest expense	300,346	313	6,001	3.7	306,634
			(26)	3.16

Net interest income	77,830	1,304	(5,975)		73,159
Provision for loan losses	(6,933)	—			(6,933)
Investment advisory fees	—	47,347	(9,470)	3.17	35,769
			77	3.18
	—		(2,185)	3.17

Total net revenues	70,897	48,651	(17,553)		101,995

EXPENSES
Management fee	9,470	—	(9,470)	3.17	—
Incentive fee	2,185	—	(2,185)	3.17	—
Salary & employee benefits	—	16,137	(409)	3.19	15,728
			905	3.22	905
Bonus	—	14,664	—		14,664
Professional services	2,835	1,087	—		3,922
Insurance expense	548	506	—		1,054
Depreciation & amortization	—	1,019	9,614	3.8	10,633
Other general and administrative expenses	1,881	4,705	—		6,586

Total expenses	16,919	38,118	(1,545)		53,492

OTHER INCOME AND GAIN (LOSS)
Net loss on available-for-sale securities	(20,870)	(7,371)	—		(28,241)
Net gain on trading securities	2,597	4	—		2,601
Net loss on loans	(6,981)	—	—		(6,981)
Net gain (loss) on derivatives	(14,843)	177	(174)	3.20	(14,840)
Dividend income and other gain (loss)	(215)	(332)	(378)	3.22	(925)

Net other income and gain (loss)	(40,312)	(7,522)	(552)		(48,386)

Income before income tax expense (benefit)	13,666	3,011	(16,560)		117
Income tax expense (benefit)	(120)	208	(4,649)	3.21	(4,561)

Net income	13,786	2,803	(11,911)		4,678
Less: Cumulative convertible preferred stock dividends and accretion	—	—	18,502	3.13	18,502

Net income (loss) attributable to common stockholders	$13,786	$2,803	$(30,413)		$(13,824)

Net income (loss) per share - basic:
Convertible preferred stock	$—			3.24	$1.23
Common stock	$0.27			3.24	$(0.27)
Net income (loss) per share - diluted:
Common stock	$0.27				$0.07

Weighted - average number of shares outstanding - basic	51,600,888		134,615	3.24	51,735,503
Weighted - average number of shares outstanding - diluted	51,705,572		15,029,923	3.24	66,735,495
See notes to the unaudited pro forma condensed combined financial statements.

DEERFIELD CAPITAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Historical		Pro Forma
	DFR	Deerfield	Adjustments	Note	DFR Combined
REVENUES
Net interest income:
Interest income	$459,298	$2,706	$—		$462,004
Interest expense	372,615	680	8,022	3.7	381,264
			(53)	3.16

Net interest income	86,683	2,026	(7,969)		81,740
Provision for loan losses	(2,000)	—			(2,000)
Investment advisory fees	—	88,378	(15,696)	3.17	69,450
			103	3.18
			(3,335)	3.17

Total net revenues	84,683	90,404	(26,897)		148,190

EXPENSES
Management fee	15,696	—	(15,696)	3.17	—
Incentive fee	3,335	—	(3,335)	3.17	—
Salary & employee benefits	—	22,175	(617)	3.19	21,365
			(193)	3.22
Bonus	—	32,429	—		32,429
Professional services	2,179	2,268	(129)	3.23	4,318
Insurance expense	718	717	—		1,435
Depreciation & amortization	—	1,509	12,818	3.8	14,327
Other general and administrative expenses	1,810	5,734	—		7,544

Total expenses	23,738	64,832	(7,152)		81,418

OTHER INCOME AND GAIN (LOSS)
Net gain (loss) on available-for-sale securities	2,790	(758)	—		2,032
Net gain on trading securities	750	11	—		761
Net gain on loans	1,167	—	—		1,167
Net gain on derivatives	5,664	(26)	59	3.20	5,697
Dividend income and other gain	265	2,808	(129)	3.23	2,260
			(684)	3.22

Net other income and gain (loss)	10,636	2,035	(754)		11,917

Income before income tax expense (benefit)	71,581	27,607	(20,499)		78,689
Income tax expense	6	170	2,797	3.21	2,973

Net income	71,575	27,437	(23,296)		75,716
Less: Cumulative convertible preferred stock dividends and accretion			23,019	3.13	23,019

Net income (loss) attributable to common stockholders	$71,575	$27,437	$(46,315)		$52,697

Net income (loss) per share - basic:
Convertible preferred stock	$—			3.24	$1.53
Common stock	$1.39			3.24	$1.02
Net income (loss) per share - diluted:
Common stock	$1.39				$1.14

Weighted - average number of shares outstanding - basic	51,419,191	—	134,615	3.24	51,553,806
Weighted - average number of shares outstanding - diluted	51,580,780	—	14,973,018	3.24	66,553,798
See notes to the unaudited pro forma condensed combined financial statements.

DEERFIELD CAPITAL CORP.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
Note 1 – Basis of Presentation
     The unaudited pro forma condensed combined financial statements give effect to the merger of DFR and Deerfield in a transaction to be accounted for as a purchase business combination, with DFR treated as the legal and accounting acquirer and as if the acquisition of Deerfield had been completed on January 1, 2006 for statement of operations purposes and September 30, 2007 for balance sheet purposes.
     The unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated during the period or as of the dates for which the pro forma data is presented, nor is it necessarily indicative of future operating results or financial position of DFR.
     DFR’s purchase price for Deerfield has been allocated to the assets acquired and the liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Definitive allocations will be performed and finalized after the completion of the merger as additional information becomes available. Accordingly, the purchase price allocation pro forma adjustments are preliminary and are subject to revision based on a final determination of fair value.
     Certain reclassifications have been made to the Deerfield historical balances in the unaudited pro forma condensed combined financial statements in order to conform to the DFR presentation.
Note 2 – Purchase Price of Deerfield
     For the purpose of preparing the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2007, the purchase price was calculated as follows:

(In thousands, except share information)
Shares issued		14,999,992
Multiplied by		$7.75	(a)

Value of shares		116,250
Less estimated cost to issue and register shares		337	(b)

Total estimated equity component		115,914
Par value of debt issued	$73,942
Fair value discount on notes	0.96

Value of notes		70,984	(c)
Cash paid to sellers and sellers’ estimated merger costs		7,004	(d)
Estimated acquisition costs		7,313	(e)

Total estimated purchase consideration		$201,215

(a)	Represents the average closing stock price of DFR for the period December 14, 2007 through December 20, 2007, which is the period from the two days prior and two days following the announcement of the merger agreement on December 18, 2007. The estimated per share value of the preferred shares is equal to the per share value of the common stock of DFR.

(b)	Represents estimated legal and accounting costs directly associated with DFR’s issuance and registration of 14,999,992 shares of Series A Cumulative Convertible Preferred Stock in the merger.

(c)	DFR has entered into Series A and Series B note agreements with the sellers in the total par amount of approximately $73.9 million. The fair value of the notes is approximately $71.0 million.

(d)	Represents the cash paid to sellers of $0.8 million and sellers’ estimated merger costs of $6.2 million to be paid during 2008 by DFR pursuant to the merger agreement.

(e)	Estimated transaction related costs incurred by DFR.

     The following is a summary of the preliminary allocation of the above purchase price as reflected in the unaudited pro forma condensed balance sheet as of September 30, 2007:

(In thousands)
Historical equity of Deerfield	$23,552
Distribution of cash to Deerfield Members	(1,234)
Distribution of DFR stock held by Deerfield to Deerfield Members	(2,983)
Severance liability related to termination of executive officer	(2,595)
Eliminate certain prepaid assets and deferred costs	(118)
Estimated costs incurred to issue and register the cumulative convertible preferred stock	(337)
Cancellation of DFR stock options held by Deerfield	(902)
Eliminate Deerfield deferred compensation asset and associated liability related to DFR stock grant to Deerfield employees	69
Eliminate deferred revenue related to vesting of DFR stock and stock options granted to Deerfield	114
Estimated fair value of identifiable intangible assets	84,527
Estimated contingent income receivable less contingent bonus	2,696
Excess of purchase price over adjusted net assets acquired - goodwill	98,426

$201,215

     See Note 3.8 for a discussion of the methods used to determine the fair value of Deerfield’s identifiable intangible assets.
Note 3 – Pro Forma Adjustments

3.1	-	To reflect distribution of cash and DFR stock to selling members of Deerfield as provided in the Merger Agreement.

3.2	-	To reflect cash proceeds distributed to certain selling members of Deerfield as provided for in the merger agreement and a portion of the sellers’ expenses paid pursuant to the merger agreement.

3.3	-	Elimination of Deerfield’s investment advisory receivables related to management and incentive fees earned by Deerfield pursuant to the management agreement dated December 23, 2004 between Deerfield and DFR (“Management Agreement”) and corresponding DFR management and incentive fee payable related party.

3.4	-	Elimination of Deerfield’s other asset associated with certain DFR operating expenses paid on behalf of DFR not yet reimbursed and the corresponding DFR other payable.

3.5	-	To reflect the adjustment to certain Deerfield deferred costs.

3.6	-	To eliminate the deferred compensation cost and associated liability related to a Deerfield employee stock grant whereby DFR shares were granted as compensation. The grants will remain outstanding and will be accounted for pursuant to SFAS 123R subsequent to the transaction.

3.7	-	To adjust long-term debt balances and associated interest expense for the Series A and B Senior Secured Notes par value of $73.9 million issued to certain Deerfield members. The related interest expense was calculated using the London Interbank Offered Rate (“LIBOR”) plus 5.00% using the effective interest rate method. The estimated fair value of the notes issued was $71.0 million resulting in a discount of approximately $2.9 million. The debt issuance costs, estimated at $0.1 million, and the discount on the notes of approximately $2.9 million are amortized based on the effective yield method over the life of the debt resulting in additional interest expense of $0.6 million and $0.5 million for the year ended December 31, 2006 and for the nine months ended September 30, 2007, respectively.

The pro forma interest expense adjustment was calculated as follows:

	Annual	Nine-month
	interest	interest
	expense	expense
	(Dollars in thousands)

Note amounts outstanding	$73,942	$73,942
Interest rate (LIBOR plus 5.00%)	9.98%	9.98%
Days outstanding	365/365	273/365

Pro forma interest	7,377	5,518
Pro forma amortization of debt issuance costs	645	483

Pro forma adjustment	$8,022	$6,001

An interest rate change by one-eighth percent would have a $0.09 million impact on the anticipated annual interest expense.

3.8	-	To adjust the book value of Deerfield’s intangible assets to their estimated fair value. The preliminary allocations are as follows:

		Estimated	Estimated	Estimated Nine-
		Average	Annual	Month
		Remaining	Amortization	Amortization
	Value	Useful Life	Expense	Expense
	(In thousands)	(In years)	(In thousands)

Intangible asset class:
Investment management contracts — CDOs and CLOs	$32,010	4	$7,788	$5,841
Investment management contracts — hedge funds and private investment accounts	39,555	15	2,637	1,978
Investment management computer software systems	6,847	3	2,282	1,712
Employment contracts	405	4	111	83
Trade name	5,710	Indefinite	—	—

Total	$84,527		$12,818	$9,614

The investment management contracts were valued using the income approach. This approach requires a projection of revenues and expenses specifically attributable to the asset being valued so that an estimated cash flow stream can be derived. The income approach estimates fair value based on the present value of the cash flows that the asset can be expected to generate in the future.

The computer software system and “Deerfield” trade name were valued using the relief from royalty method, which is a variation of the income approach. This method assumes that if the subject intangible assets were not already available, a royalty would have to be paid on the development and use of comparable alternative intangible assets.

The non-compete agreements contained within various employment contracts were valued using a lost revenues approach (a form of the income approach). This approach uses estimates of probable revenue losses if a key individual(s) were to initiate competition with the company. The potential revenue losses are translated into profits which are then discounted to present value.

No allocation has been made for contract termination costs related to the management agreement between DFR and Deerfield under Emerging Issues Task Force Issue 04-1, “Accounting for Preexisting Relationships between the Parties to a Business Combination,” because the contract is believed to be neither favorable nor unfavorable from the perspective of DFR.

The $12.8 million and $9.6 million pro forma adjustments to depreciation and amortization expense for the year ended December 31, 2006 and the nine months ended September 30, 2007 correspond to the estimated annual and nine-month expense outlined in the above table.

3.9	-	To record the estimated fair value of the estimated contingent investment advisory fees under certain Deerfield management contracts in accordance with a preliminary independent appraisal and an estimated corresponding contingent bonus accrual.

3.10	-	To reflect the difference between purchase price consideration paid in excess of fair value of tangible and identified intangible net assets acquired (goodwill).

3.11	-	To reflect the accrual for severance expense related to the termination of a former executive officer and employee of Deerfield which was effective upon consummation of the merger.

3.12	-	To reflect the accelerated vesting of 134,615 shares of DFR restricted stock and options to purchase 448,718 common shares of DFR granted to Deerfield under the Management Agreement in accordance with the Merger Agreement.

3.13	-	To reflect the issuance of 14,999,992 shares of Series A Cumulative Convertible Preferred Stock to selling Deerfield members less estimated costs for issuing and registering the securities and the discount between the liquidation value of $10.00 per share and $7.75 per share (representing a five-day average of DFR’s common stock price around the transaction announcement date). The costs, estimated at $0.4 million, and the discount on the preferred shares of approximately $33.7 million are amortized based on the effective yield method over the life of the shares resulting in additional accretion of $4.9 million and $3.7 million for the year ended December 31, 2006 and for the nine months ended September 30, 2007, respectively. The preferred shares generally are paid a dividend at the greater of 5% or the dividend rate paid to common share holders. For purposes of these pro forma financial statements, the dividends on the preferred shares presented in the pro forma income statements was based on a historical pro forma common stock dividend per share. The pro forma common stock dividend per share represents the actual dividend amount paid relating to the respective periods presented, divided by the total number of common shares and preferred shares. The resulting pro forma common stock dividend was multiplied by the number of preferred shares outstanding.

3.14	-	To reflect DFR’s estimated Merger related expenses and estimated sellers’ expenses, that are required to be paid by DFR pursuant to the merger agreement, that have not been paid.

3.15	-	To reflect the elimination of Deerfield’s historical members’ equity.

3.16	-	To eliminate interest expense related to Deerfield’s historical amortization of financing fees.

3.17	-	To reverse management and incentive fee revenue recognized by Deerfield and corresponding management and incentive fee expense related to the Management Agreement.

3.18	-	To eliminate an adjustment to management fee revenue related to Deerfield’s historical amortization of deferred acquisition costs.

3.19	-	To reverse the historical compensation expense associated with the amortization of the deferred compensation related to Deerfield’s Class C profits only interests. The Class C Profits Only Interests are acquired by DFR in connection with the transaction.

3.20	-	To eliminate Deerfield’s historical mark-to-market adjustment related to Deerfield’s options to purchase 1,346,156 common shares of DFR. The options were surrendered upon consummation of the merger.

3.21	-	To reflect the income tax provision associated with Deerfield’s (which is a taxable real estate investment trust subsidiary after the transaction) estimated taxable net income derived from Deerfield’s reported net income adjusted for the net impact of all pro forma adjustments using an estimated effective income tax rate of 40%. Deerfield was previously a pass-through entity for federal and state income tax purposes. The state replacement taxes for Deerfield under the previous ownership structure are eliminated as a result of the merger. The pro forma income tax provision assumes an estimated transfer pricing allocation between DFR and Deerfield for the investment advisory services and executive management provided by Deerfield to DFR.

3.22	-	To eliminate historical Deerfield dividend income recognized on DFR stock owned by Deerfield and compensation expense related to the DFR dividends passed through to employees pursuant to the Deerfield employee DFR stock grants.

3.23	-	To eliminate other income historically recognized by Deerfield related to the outsourcing internal audit services to DFR and the corresponding expense recognized by DFR.

3.24	-	The below table summarizes both the adjustments to the weighted-average number of shares outstanding and the effect of the two-class method on the earnings per share calculation as a result of issuing the Series A Cumulative Convertible Preferred Stock which are participating securities:

	Nine months ended	Year ended
(In thousands, except share and per share and per share data)	September 30, 2007	December 31, 2006
Computation of DFR combined convertible preferred stock net income per share - basic:
Cumulative convertible preferred stock dividends and accretion	$18,502	$23,019

Weighted average convertible preferred stock shares used in basic computation	14,999,992	14,999,992

Net income per convertible preferred share - basic	$1.23	$1.53

Computation of DFR combined common stock net income per share - basic:
DFR combined net income (loss) attributable to common stockholders	$(13,824)	$52,697

Calculation of DFR combined common stock shares outstanding:
DFR historical common stock shares outstanding - basic	51,600,888	51,419,191
Accelerated vesting of DFR restricted stock previously granted to Deerfield under the management agreement in accordance with the Merger Agreement	134,615	134,615

Weighted average common stock shares used in basic computation	51,735,503	51,553,806

Net income (loss) per common share - basic	$(0.27)	$1.02

Computation of DFR combined common stock net income per share - diluted:
DFR combined net income	$4,678	$75,716

Calculation of DFR combined common stock shares outstanding:
DFR historical common stock shares outstanding - diluted	51,705,572	51,580,780
Accelerated vesting of DFR restricted stock previously granted to Deerfield under the management agreement in accordance with the Merger Agreement	134,615	134,615
Reversal of unvested restricted stock included in DFR historical diluted shares	(104,684)	(161,589)
Dilutive effect of converting preferred stock	14,999,992	14,999,992

Weighted average common stock shares used in diluted computation	66,735,495	66,553,798

Net income per common share - diluted	$0.07	$1.14